Exhibit 99.1

Click Commerce Announces 5th Straight Quarter of
Record Profits

Results Fueled By Strong Quarter Over Quarter Revenue Growth

CHICAGO, Oct. 27, 2004 — Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of collaborative extranet solutions, today announced results for the third quarter ended Sept. 30, 2004.

Third quarter 2004 total revenues were $7.1 million and net income was $1.5 million, or $0.14 per share on a fully diluted basis. This compares with second quarter revenues of $6.2 million and net income of $1.2 million, or $0.13 per share. This represents the Company’s fifth consecutive profitable quarter, with a pre-tax profit margin of 19 percent in the third quarter. Revenues grew over 40 percent compared to revenues of $5.0 million for the same quarter last year.

“Click Commerce achieved quarter over quarter growth through effective sales and marketing execution, the addition of 70 new clients, and the completion of our bTrade acquisition in July,” said Michael W. Ferro, Jr., chairman and CEO of Click Commerce. “We are committed to executing our strategic plan that delivers financial results and positions Click Commerce as a leader in the marketplace.”

The Company’s third quarter was marked by new customer wins, license renewals and new service system management agreements.

Quarterly Highlights

The following highlights occurred since the Company’s last earnings release:

New Business

Click Commerce announced quarter over quarter growth in new business by concluding agreements with over 70 new customers in the third quarter. Industry leaders such as Interstate Batteries, Sharp Electronics, Berkshire Mortgage and clothing retailer Ann Taylor chose Click Commerce solutions to secure transactions with their channel partners and streamline their operations through process automation.

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Page 2 — Click Commerce Announces 5th Straight Quarter of Profits

The Company also announced that UCCnet, a subsidiary of the Uniform Code Council, is now using the Click Commerce TDNgine message management software as the hub for its data synchronization network. UCCnet required a scalable, secure and reliable system that could easily manage Internet-based trading partner communications and grow with the organization.

The Company also reported customer wins in compliance automation for human subject research and animal care and research in the healthcare and higher education markets.

Customer Renewals and Upgrades

The Company announced that its customer base continues to invest in collaborative commerce and channel management initiatives utilizing Click Commerce solutions. In the third quarter, the Company secured renewals and/or upgrades from over 75 companies in the automotive, high tech and manufacturing industries. Several of these clients are expanding their deployments internationally and have selected Click Commerce as their global partner relationship management platform.

Click Commerce also signed a significant services contract with Pearson Government Solutions. The Click Commerce/Pearson project utilizes TDNgine software to process millions of transactions for a department of the federal government.

New Customers In Production

In Q3, the Click Commerce services organization deployed over 60 client projects into production in the high tech, transportation and manufacturing industries. The Company also deployed production projects to the University of Rochester, the University of Utah, the University of Washington, MetroHealth Clinic and its first animal care site at the University of British Columbia. The Company is further engaged in over 160 active projects.

Hosting Operations and System Management

For the third quarter, the Company announced that new and existing customers continue to turn to Click Commerce for turn-key solutions as well as system management of their existing installations. During the third quarter, over 60 clients contracted with Click Commerce for hosting, system management or system monitoring services.

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New Product Releases

In Q3, the Company released its Click Commerce 7.5 extranet solution, which integrated its partner relationship management and e-Commerce applications onto a single, unified platform. With the 7.5 release, the Company’s clients can expand the functionality of their sell-side portals with minimal deployment costs.

Click Commerce also renewed its commitment to a leadership position in the data synchronization marketplace in the third quarter. The Company announced that it passed the beta test to become a data pool in the Global Data Synchronization Network (GDSN). The GDSN is the repository for item information and data synchronization in the global retail supply chain. Click Commerce is one of four companies in North America to be designated as both a source data pool and a recipient data pool. Data pools and data synchronization are enabling technologies for the emerging RFID solutions market.

Awards

In Q3, Click Commerce and several of its customers received awards:

•                  For the fourth consecutive year, Click Commerce was recognized as one of the fastest growing technology companies in Chicago by Deloitte & Touche.

•                  Click Commerce was ranked in Software Magazine’s Top 500 software vendors.

•                  Several Click Commerce customers, including Microsoft and Samsung, were recognized by VARBusiness Magazine in their 2004 Annual Report Card (ARC) Awards. The ARC award assesses and analyzes solution providers’ satisfaction with their vendor partners. Powered by Click Commerce software, the companies were recognized for their strong, effective partner relationships. Samsung received the number one ranking for the second straight year. Allison Watson, vice president of worldwide partner sales and marketing at Microsoft, received the Channel Executive of the Year Award. Microsoft successfully manages their 775,000 partner-strong community utilizing Click Commerce technology.

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About Click Commerce, Inc.

Click Commerce (Nasdaq: CKCM) provides extranet solutions for channel management, collaborative commerce, and compliance automation. Click solutions are used by enterprises and institutions in the manufacturing, high tech, financial services, retail, healthcare and higher education industries. Leading corporations such as Microsoft, Delphi, Honda, Citibank, FedEx, Carrier, Samsung, Kawasaki, Logitech, Hitachi, and Tellabs have transformed their business relationships using Click Commerce solutions. Six of the top ten research institutions in North America, including Johns Hopkins, the University of Washington, and the University of Michigan, use the company’s compliance automation software to automate their regulatory compliance processes and manage research project approvals. More information can be found at www.clickcommerce.com.

Click Commerce is a registered trademark of Click Commerce, Inc. and its subsidiaries. All other company and product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

Information Concerning Forward-Looking Statements

Information contained in this release that are not historical facts and refer to the Company’s future operations are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements involve expectations, beliefs, hopes, plans or strategies regarding the future. These statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to: success of our suite of applications, impact of acquisitions or investments in other companies, general economic trends, introduction of new products or services by competitors, and security risks and regulation related to the Internet. We refer you to the risk factors listed in our annual report on Form 10-K, quarterly reports on form 10Q and other filings, which are on file with the SEC. In addition, Click Commerce assumes no obligation to update statements made in this press release.

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Investor Contact:

Mike Nelson

Click Commerce, Inc.

(312) 377-3887

mike.nelson@clickcommerce.com

Media Contact:

Nancy Koenig

Click Commerce, Inc.

(415) 551-0621

nancy.koenig@clickcommerce.com

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CLICK COMMERCE, INC.

Consolidated Balance Sheet

	September 30, 2004	December 31, 2003
	(unaudited)

ASSETS

Current Assets:
Cash, cash equivalents, and short-term investments	$11,520	$11,863
Trade accounts receivable, net	6,617	4,628
Revenue earned on contracts in progress in excess of billings	272	—
Other current assets	1,294	820
Total current assets	19,703	17,311

Property and equipment, net	886	865
Intangibles	3,166	—
Goodwill	6,779	359
Other assets	414	659
Total assets	$30,948	$19,194

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$598	$400
Billings in excess of revenues earned on contracts in progress	92	33
Deferred revenue	4,995	4,785
Accrued compensation	1,612	1,016
Accrued expenses and other current liabilities	2,053	1,832
Total current liabilities	9,350	8,066

Other liabilities	24	79
Total liabilities	9,374	8,145

Preferred stock	—	—
Common stock	10	8
Additional paid-in capital	69,491	62,498
Accumulated other comprehensive income	152	136
Deferred compensation	—	(21)
Treasury stock	(117)	(117)
Accumulated deficit	(47,962)	(51,455)
Total shareholders’ equity	21,574	11,049

Total liabilities and
shareholders’ equity	$30,948	$19,194

Click Commerce, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Revenues
Product
Product license	$1,321	$584	$3,181	$1,452
Subscription	708	571	1,495	1,515
Total product	2,029	1,155	4,676	2,967
Service
Maintenance and hosting	2,682	1,692	6,397	4,868
Consulting and implementation service	2,419	2,194	7,537	5,209
Total service	5,101	3,886	13,934	10,077
Total revenues	7,130	5,041	18,610	13,044

Cost of revenues
Product license	35	69	121	295
Service	2,526	2,197	7,208	6,310
Total cost of revenues	2,561	2,266	7,329	6,605

Gross profit	4,569	2,775	11,281	6,439

Operating expenses
Sales and marketing	1,084	676	2,362	2,508
Research and development	1,007	587	2,072	1,928
General and administrative	856	891	2,971	3,737
Amortization of stock-based compensation	—	8	21	51
Amortization of intangible assets	262	40	431	68
Restructuring and other charges	—	(983)	—	2,959

Total operating expenses	3,209	1,219	7,857	11,251

Operating income (loss)	1,360	1,556	3,424	(4,812)

Other income	104	19	68	319

Income (loss) before income taxes	1,464	1,575	3,492	(4,493)
Income tax benefit	—	—	—	—

Net income (loss)	$1,464	$1,575	$3,492	$(4,493)

Net income (loss) per weighted average
common share outstanding:
- Basic	$0.15	$0.19	$0.39	$(0.55)
- Diluted	$0.14	$0.19	$0.37	$(0.55)

Weighted average common shares outstanding:
- Basic	9,707,350	8,136,643	8,954,253	8,117,148
- Diluted	10,103,344	8,186,102	9,315,889	8,117,148